Exhibit 99.1

Denali Capital Acquisition Corp. and Longevity Biomedical, Inc. Mutually Agreed to Terminate the Business Combination

NEW YORK, June 27, 2024 -- Denali Capital Acquisition Corp. (NASDAQ: DECA) (“Denali” or the “Company”) announced today that Denali and Longevity Biomedical, Inc. have mutually agreed to terminate their previously announced business combination agreement (the “Business Combination Agreement”). The Company and its sponsor intend to seek alternative ways to consummate an initial business combination.

About Denali Capital Acquisition Corp.

Denali Capital Acquisition Corp. is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s prospectus for its initial public offering filed with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.